


                                                          Financial Statements
                                                          Item 6(b) 1-a
                                                          Page 1 of 27

                                    GPU, Inc.
                                 Balance Sheets
                        Actual and Pro Forma (unaudited)
                                  June 30, 2000
                        --------------------------------
                                                                (In Thousands)

ASSETS                                                Actual     Adjustments     Pro Forma
                                                   -----------   ------------   -----------
Investments:
  Investment in subsidiaries                       $ 3,423,365   $  (300,000)   $ 3,123,365
  Goodwill, net                                            -             -                -
  Other investments                                      7,198           -            7,198
                                                   -----------   ------------   -----------
     Total investments                               3,430,563      (300,000)     3,130,563
                                                   -----------   ------------   -----------

Current Assets:
  Cash and temporary cash investments                       40       331,039        331,079
  Accounts receivable, net                                  13           -               13
  Prepayments and Special Deposits                       1,810           -            1,810
                                                   -----------   ------------   -----------
     Total current assets                                1,863       331,039        332,902
                                                   -----------   ------------   -----------

Deferred debits and other assets                        12,458           -           12,458
                                                   -----------   ------------   -----------


     Total Assets                                  $ 3,444,884   $    31,039    $ 3,475,923
                                                   ===========   ===========    ===========




                                                          Financial Statements
                                                          Item 6(b) 1-a
                                                          Page 2 of 27


                                    GPU, Inc.
                                 Balance Sheets
                        Actual and Pro Forma (unaudited)
                                  June 30, 2000
                        --------------------------------

                                                                (In Thousands)
LIABILITIES AND CAPITALIZATION                        Actual     Adjustments      Pro Forma
                                                   -----------   -----------    -----------
Stockholders' Equity:
  Common stock                                     $   331,958   $       -      $   331,958
  Capital surplus                                    1,014,032          (674)     1,013,358
  Retained earnings                                  2,280,561           -        2,280,561
  Accumulated other comprehensive income/(loss)        (35,165)          -          (35,165)
                                                   -----------   -----------    -----------
Total                                                3,591,386          (674)     3,590,712
  Reacquired common stock, at cost                    (315,000)       31,713       (283,287)
                                                   -----------   -----------    -----------
     Total common stockholders' equity               3,276,386        31,039      3,307,425
                                                   -----------   -----------    -----------

Current Liabilities:
  Notes payable                                        138,200           -          138,200
  Accounts payable                                      18,748           -           18,748
  Interest accrued                                          83           -               83
  Taxes accrued                                             33           -               33
  Other                                                  7,722           -            7,722
                                                   -----------   -----------    -----------
Total current liabilities                              164,786           -          164,786
                                                   -----------   -----------    -----------


Deferred credits and other liabilities                   3,712           -            3,712
                                                   -----------   -----------    -----------


     Total Liabilities and Capitalization          $ 3,444,884   $    31,039    $ 3,475,923
                                                   ===========   ===========    ===========


                                                          Financial Statements
                                                          Item 6(b) 1-a
                                                          Page 3 of 27



                                    GPU, Inc.
                   Statements of Income and Retained Earnings
                        Actual and Pro Forma (unaudited)
                    For The Twelve Months Ended June 30, 2000

                                                                   (In  Thousands)
                                                           Actual    Adjustments  Pro Forma
                                                         ----------  ----------- ----------
Income:
  Equity in earnings of subsidiaries                     $  164,133   $  -       $  164,133
                                                         ----------  ----------- ----------

Operating Expenses:
  Other operation and maintenance                            14,343      -           14,343
  Depreciation and amortization                                 -        -              -
                                                         ----------  ----------- ----------
     Total operating expenses                                14,343      -           14,343
                                                         ----------  ----------- ----------

Operating Income                                            149,790      -          149,790
                                                         ----------  ----------- ----------

Other Income and Deductions:
  Other income, net                                             158      -              158
                                                         ----------  ----------- ----------
     Total other income and deductions                          158      -              158
                                                         ----------  ----------- ----------

Income Before Interest Charges                              149,948      -          149,948
                                                         ----------  ----------- ----------

Interest Charges:
  Notes payable                                               8,730      -            8,730
                                                         ----------  ----------- ----------
     Total interest charges                                   8,730      -            8,730
                                                         ----------  ----------- ----------

Income/(Loss) Before Income Taxes                           141,218      -          141,218
  Income tax expense/(benefit)                                  -        -             -
                                                         ----------  ----------- ----------
Net Income                                               $  141,218   $  -       $  141,218
                                                         ==========  =========== ==========


Retained Earnings:
Balance at beginning of period                           $2,335,325   $  -       $2,335,325
  Net income                                                141,218      -          141,218
  Cash dividends declared on common stock                  (195,957)     -         (195,957)
  Other                                                         (25)                    (25)
                                                         ----------  ----------- ----------
Balance at end of period                                 $2,280,561   $  -       $2,280,561
                                                         ==========  =========== ==========


                                                      Financial Statements
                                                      Item 6(b) 1-a
                                                      Page 4 of 27

                                    GPU, Inc.
                            Pro Forma Journal Entries
                            --------------------------
                                 (In Thousands)

                                       (1)

Cash and temporary cash investments                   $ 31,039
Capital surplus                                            674
      Reacquired common stock, at cost                            $ 31,713

To record the proposed issuance and sale of 1,146,955 shares (authorized 2,500,000 limit less 1,353,045 shares sold to date) of $2.50 par value common stock at $27.06 per share as of 6/30/2000 under the Dividend Reinvestment and Stock Purchase Plan.

                                       (2)


Cash and temporary cash investments                     $300,000
      Investment in subsidiaries - Met-Ed                         $155,000
      Investment in subsidiaries - Penelec                         145,000

To reflect the proposed receipt of up to $300 million of common stock dividends to be declared and paid by Met-Ed and Penelec from time to time, through December 31, 2001 (SEC File No. 70-9593).